UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12
TXNM Energy, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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This Supplement should be read in conjunction with the Proxy Statement, which should be read in its entirety, and the other proxy materials previously made available to shareholders in connection with the Special Meeting. This Supplement is incorporated into, and amends and/or supplements, the Proxy Statement as provided herein. Except as specifically noted herein, the information set forth in the Proxy Statement remains unchanged.

The following materials were first released on August 25, 2025:
For Immediate Release
August 25, 2025

TXNM Energy Files Regulatory Applications

(ALBUQUERQUE, N.M.) – Today, TXNM Energy (NYSE: TXNM) filed applications for approval of its proposed acquisition by Blackstone Infrastructure with the New Mexico Public Regulation Commission (NMPRC), Public Utility Commission of Texas (PUCT) and Federal Energy Regulatory Commission (FERC).

NMPRC Application
The NMPRC regulates PNM, TXNM Energy’s wholly owned utility in New Mexico that delivers electricity to approximately 550,000 customers.

In addition to strong governance and oversight provisions, the filing includes unprecedented benefits for PNM customers and communities, including $105 million rate credit paid over four years, $10 million contribution to the PNM Good Neighbor Fund paid over 10 years, $35 million in economic development funding and $25 million of innovative technologies to support New Mexico’s carbon-free energy transition. The filing also continues PNM’s strong community involvement and charitable giving.

The NMPRC does not have a statutory timeframe for consideration of the application. TXNM Energy anticipates that the review process will take up to a year to complete. The application can be viewed at
https://www.txnmenergy.com/investors/rates-and-filings/pnm-nmprc-filings.aspx.

PUCT Application
The PUCT regulates TNMP, TXNM Energy’s wholly owned transmission and distribution utility in Texas that delivers electricity to approximately 280,000 customers.

In addition to strong governance and oversight provisions, the filing includes benefits for TNMP customers and communities, including a $35 million rate credit paid over four years, $10 million in economic development funding paid over 10 years to support workforce development and $5 million in additional community support paid over 10 years to enhance charitable giving.

The PUCT has a 180-day statutory timeframe for consideration of the application. The application can be viewed at https://www.txnmenergy.com/investors/rates-and-filings/tnmp-puct-filings.aspx.

FERC Application
FERC regulates PNM’s wholesale electricity and transmission services. The filing demonstrates that the acquisition is consistent with the public interest because it will not have an adverse effect on competition, rates, and regulation and will not result in any inappropriate cross-subsidization.

The FERC has a 180-day statutory timeframe for consideration of the application. The application can be viewed at https://www.txnmenergy.com/investors/rates-and-filings/ferc-filings.aspx.

About TXNM Energy:
TXNM Energy (NYSE: TXNM), an energy holding company based in Albuquerque, New Mexico, delivers energy to more than 800,000 homes and businesses across Texas and New Mexico through its regulated utilities, TNMP and PNM. For more information, visit the company’s website at www.TXNMEnergy.com.

Contacts:
Analysts                            Media
Lisa Goodman                            Corporate Communications
(505) 241-2160                        (505) 241-2743

About Blackstone Infrastructure:
Blackstone Infrastructure is an active investor across energy, transportation, digital infrastructure and water and waste infrastructure sectors. We seek to apply a long-term buy-and-hold strategy to large-scale infrastructure assets with a focus on delivering stable, long-term capital appreciation together with a predictable annual cash flow yield. Our approach to infrastructure investing is one that focuses on responsible stewardship and stakeholder engagement to create value for our investors and the communities we serve.

Contact
Paula Chirhart
Paula.Chirhart@Blackstone.com
347-463-5453

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. These forward-looking statements generally include statements regarding the proposed merger, including any statements regarding the expected timetable for completing the proposed transaction, the ability to complete the merger, the expected benefits of the merger, projected financial information, future opportunities, and any other statements regarding TXNM’s and Blackstone Infrastructure’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. TXNM’s business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond its control, that can cause actual results to differ from those expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:
•the failure of Blackstone Infrastructure to obtain any equity, debt or other financing necessary to complete the merger;
•the expected timing and likelihood of completion of the pending merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending merger that could reduce anticipated benefits or cause the parties to abandon the transaction;
•the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including in circumstances requiring TXNM to pay a termination fee;
•the possibility that TXNM’s shareholders may not approve the merger agreement;
•the risk that the parties may not be able to satisfy the conditions to the proposed merger in a timely manner or at all;

•the receipt of an unsolicited offer from another party to acquire our assets or capital stock that could interfere with the merger;
•the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the merger;
•risks related to disruption of management time from ongoing business operations due to the proposed merger;
•the risk that the proposed transaction and its announcement could have an adverse effect on the ability of TXNM to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally;
•the announcement and pendency of the merger, during which TXNM is subject to certain operating restrictions, could have an adverse effect on TXNM’s businesses, results of operations, financial condition or cash flows;
•the costs incurred to consummate the merger;
•the risk that the price of TXNM’s common stock may fluctuate during the pendency of the proposed transaction and may decline significantly if the proposed transaction is not completed; and
•other risks detailed in TXNM’s filings with the SEC, including its most recent Form 10-K for the fiscal year ended December 31, 2024, and in subsequently filed Forms 10-Q and 8-K, the Proxy Statement and in any other documents filed by TXNM with the SEC after the date thereof.
Any such forward-looking statement is qualified by reference to these risks and factors. TXNM cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements. Forward-looking statements speak only as of the date of the particular statement, and TXNM does not undertake to update any forward-looking statement contained herein.

Additional Information about the Proposed Transaction and Where to Find It
In connection with the proposed transaction between TXNM and affiliates of Blackstone Infrastructure, TXNM filed the Proxy Statement with the SEC. The Proxy Statement has been delivered to shareholders of TXNM entitled to vote at the Special Meeting. INVESTORS AND SECURITY HOLDERS OF TXNM ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TXNM WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TXNM AND THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from TXNM’s website (https://www.txnmenergy.com/) under the tab “Investor” and then under the heading “SEC Filings.”

Participants in the Solicitation
TXNM and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC. Information about TXNM’ directors and executive officers is set forth in the Proxy Statement, TXNM’s definitive proxy statement for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2025, TXNM’s Annual Report on Form 10-K for the year ended December 31, 2024, which was filed with the SEC on February 28, 2025, and other documents subsequently filed by TXNM with the SEC. These documents can be obtained free of charge from the sources indicated above.

INTEROFFICE CORRESPONDENCE

To: All Employees
From Don Tarry
Date: Aug. 25, 2025
Re: TXNM Energy acquisition update

Good morning,

This morning, we took the next step in our proposed acquisition by Blackstone Infrastructure and filed applications with the Public Utility Commission of Texas and the New Mexico Public Regulation Commission.

The benefits detailed in our filings are exciting and underscore Blackstone Infrastructure’s commitment to our employees, customers and communities. The filings reiterate what we told you in May: Blackstone Infrastructure’s acquisition of TXNM Energy will provide the financial resources necessary to thrive in a rapidly changing energy environment but will not change the who, where and why of PNM and TNMP.

We have spent the last few months meeting with and listening to stakeholders to develop plans that respond to the needs of our customers and communities. This approach was important because it prioritizes customers and shows our core values and cultural beliefs in action. Blackstone Infrastructure supports this customer-first approach and joined TNMP and PNM leadership in these conversations, valuing the stakeholder input we received.

The acquisition is designed to strengthen us, not change who we are. PNM will remain headquartered in New Mexico and TNMP will remain headquartered in Texas. Local management will continue to operate both utilities and make an impact in the communities we serve. The commitments also provide further protections to your jobs. It ensures there will be no involuntary workforce reductions or decreases in compensation and benefits for at least three years after the acquisition is finalized, other than for cause. The company will continue honoring its union agreements.

The specific customer and community commitments including rate credits, charitable and economic development contributions reflect stakeholder priorities in Texas and NM. Both filings were crafted to provide financial and legal protections ensuring strong governance and oversight. The commitments are detailed in each of the applications, which are available on our TXNM Energy website. You can also read the PNM and TNMP press releases highlighting each of the applications.

These filings are the first step in the rigorous regulatory process required to approve the agreement. Texas has a 180-day timetable for addressing the application, while the New Mexico process does not have a deadline and is estimated at one year.

We also submitted our filing with the Federal Energy Regulatory Commission today, another 180-day approval process.

The acquisition is subject to shareholder approval, with a vote expected to conclude this week.

We understand you may have questions, and we want to answer them. Our VPs will be scheduling a number of town halls in various locations around Texas and New Mexico. You can also send your questions to AskUs@txnmenergy.com. We will be compiling questions and sharing answers to your frequently asked questions through iConnect in the coming weeks.

Thank you,